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                                                                    EXHIBIT 99.1

For Further Information, Contact:

Chuck Jett
CEO and Chairman of the Board
Emageon Inc. (205) 980-9222

John Wood
President and Chief Executive Officer
Analogic Corporation (978) 977-3000

EMAGEON AND ANALOGIC CORPORATION ANNOUNCE PURCHASE AND SALE OF CAMTRONICS MEDICAL SYSTEMS
ACQUISITION MORE THAN DOUBLES EMAGEON CUSTOMER BASE


BIRMINGHAM, AL AND PEABODY, MA (NOVEMBER 1, 2005) -- Emageon Inc., (NASDAQ:
EMAG) of Birmingham, Alabama, and Analogic Corporation (NASDAQ: ALOG) of Peabody, Massachusetts, today announced that Emageon has acquired from Analogic all the stock of its wholly owned subsidiary Camtronics Medical Systems, Ltd., based in Hartland, Wisconsin. Under the terms of the acquisition agreement, Emageon paid $40 million in cash for the stock of Camtronics. The transaction included all of Camtronics' assets, including its corporate headquarters building in Hartland.

Emageon believes that following this transaction its 2006 revenue should reflect growth of 45% to 50% above its 2005 revenue. This new growth rate projection represents an increase over the company's previous guidance of 30% revenue growth. Emageon also believes that this acquisition should be accretive to its earnings after a period of dilution during the integration of the two companies. Integration should be complete by the end of the third quarter of calendar 2006.

Camtronics Medical Systems, founded in 1986, is a leading provider of cardiology image and information management systems. Camtronics, which had unaudited revenue of $38.1 million for the fiscal year ended July 31, 2005, currently serves a customer base that includes approximately 350 hospitals. In 2004, Frost and Sullivan, a leading market research firm, named Camtronics as one of the top five cardiology-solution vendors in the United States. When combined with Emageon's current customer relationships with over 250 hospitals, the combined organization will have a customer base that includes approximately 600 medical facilities.

Chuck Jett, Emageon's Chairman and CEO, said that the addition of Camtronics to Emageon's enterprise solution completes the next phase in Emageon's vision to provide comprehensive, standards-based content management, workflow, and advanced visualization to healthcare facilities. "Our enterprise-class medical image content management solution, and our integrated 2D/3D advanced visualization platform have each been designed to encompass all forms of medical imaging; cardiology image management is a logical next step. As the industry's only independent

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enterprise-class medical image management solution, we believe adding workflow capabilities for additional clinical domains such as cardiology enhances our overall value proposition."

John Wood, President and Chief Executive Officer of Analogic Corporation, said, "This is an important step forward for Camtronics and its customers. Camtronics has been a technology leader since it was founded almost twenty years ago. Emageon is a pioneer in a very dynamic, growing market, and possesses considerable resources to further enhance Camtronics' offerings to its customers and to leverage its technology. Camtronics customers will be well served by Emageon, and Analogic will be able to better focus on its core business, health and security imaging."

"Our hospital network customers are continually seeking ways to lower their operating costs and improve the quality of patient care by giving timely access to information and high-performance image management tools to image-intensive physicians, including cardiologists. By adding cardiology capabilities to our enterprise platform, we can meet this demand and provide all of our customers, especially the large hospital networks, with comprehensive, highly scalable patient image and information delivery systems," added Jett.

Emageon will host a conference call for investors on Wednesday, November 2, 2005, at 9:00 a.m. EST to discuss the acquisition. This call is being webcast by Thomson/CCBN and can be accessed at Emageon's web site at http://investor.emageon.com. The dial-in number for the call is 866-543-6405 (international 617-213-8897) and the passcode is 16493465. Replay will be available from 11:00 a.m. EST on November 2, 2005 until 11:59 p.m. EST on November 9, 2005 at 888-286-8010 (international 617-801-6888) and passcode 54832790.

This press release contains forward-looking statements about Emageon which represent the Company's current views with respect to, among other things, future events and financial performance. Any forward-looking statements contained in this press release are based on Emageon's historical performance and on current plans, beliefs and expectations. Actual results may differ materially from those expressed or implied by such forward-looking statements as a result of various risks, uncertainties and other factors beyond its control. These risks, uncertainties and other factors include, among others, the risk that Emageon may not compete successfully against larger competitors, risks associated with its history of operating losses, the risk that it may not manage its growth effectively, risks related to acquisitions (including integration difficulties, dilution, or other adverse financial consequences), risks associated with its reliance on continuing relationships with large customers, the risk of significant product errors or product failures, its reliance on reseller arrangements for important components of its solution, the risk that it may not respond effectively to changes in its industry, its customers' reliance on third party reimbursements, and the potential impact on its business of FDA regulations and other applicable health care regulations. Additional information concerning these and other factors that could affect Emageon's financial and operating results may be found under the heading "Risk Factors" and elsewhere in the Company's Form 10-K for the year ended December 31, 2004, which was filed with the Securities and Exchange Commission on March 31, 2005. Emageon undertakes no obligation to update these forward-looking statements or any other information provided in this press release except as may be required by law.

ABOUT EMAGEON INC.

Emageon provides an enterprise-level advanced visualization and infrastructure solution for the clinical analysis and management of digital medical images within multi-hospital networks, community hospitals and diagnostic imaging centers. Emageon's web-enabled software provides physicians in multiple medical specialties with dynamic tools to manipulate and analyze images in two and three dimensions. With these integrated tools physicians have the ability to better understand internal anatomic structure and pathology, which can improve clinical diagnoses, disease screening and therapy planning. Emageon's open standards-based solution is designed to help customers improve staff productivity, automate complex medical imaging workflow, lower total cost of ownership and provide better service to physicians and patients.

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ABOUT CAMTRONICS MEDICAL SYSTEMS

Camtronics Medical Systems, Ltd. was founded in 1986 and is a market leader in cardiovascular information management and hemodynamic monitoring technology. Its industry-leading VERICIS(R) Cardiovascular Information System provides single-point access to complete cardiovascular patient data, including cardiology office practice records. Camtronics operates engineering, manufacturing, sales and marketing, and customer-support activities from its headquarters near Milwaukee, Wisconsin, and technology development centers in Winter Park, Florida, and Ottawa, Ontario, Canada. For more information, please visit www.camtronics.com.

ABOUT ANALOGIC

Analogic Corporation is a leading designer and manufacturer of advanced health and security systems and subsystems sold primarily to Original Equipment Manufacturers (OEMs). The Company is recognized worldwide for advancing the state of the art in Computed Tomography (CT), Digital Radiography (DR), Ultrasound, Magnetic Resonance Imaging (MRI), Patient Monitoring, and Embedded Multiprocessing. For more information, please visit www.analogic.com.

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